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                                                                    EXHIBIT 4.01



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                                    RESTATED




                          CERTIFICATE OF INCORPORATION


                                       OF


                          PIPER JAFFRAY COMPANIES INC.


















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                          As Amended March 25, 1994.


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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          PIPER JAFFRAY COMPANIES INC.


                                    ARTICLE I

                                      NAME

                         The name of the Corporation is:

                          Piper Jaffray Companies Inc.


                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

      The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, No. 100 West Tenth Street, in the City of Wilmington, County of New Castle, State of Delaware.


                                   ARTICLE III

                         NATURE OF BUSINESS AND PURPOSES

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                                  CAPITAL STOCK

      SECTION 1. SHARES AND CLASSES AUTHORIZED. The total number of shares of capital stock which the Corporation shall have authority to issue is 40,300,000 shares, comprised of the following classes: 40,000,000 shares of Common Stock of the par value of $1.00 per share and 300,000 shares of Preferred Stock of the par value of $1.00 per share. Such classes of Common


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Stock and Preferred Stock are sometimes hereinafter collectively referred to as the "capital stock".

      SECTION 2. DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF CAPITAL STOCK. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:


                                  COMMON STOCK

      (a) Except as required by the laws of the State of Delaware, all rights to vote and all voting power (including, without limitation, the right to elect directors) shall be vested exclusively in the shares of Common Stock, and shares of any class of capital stock other than Common Stock shall not entitle the holder thereof to have any right to vote or to receive any notice of any meeting of the holders of the Corporation's capital stock or to exercise any voting power.

      (b) Subject to the following provisions with respect to Preferred Stock, holders of Common Stock shall be entitled to receive dividends in cash, capital stock or property when and as declared by the Board of Directors, share for share alike, payable on such dividend payment dates as may be fixed from time to time by the Board of Directors to holders of record on such dates (not exceeding 60 days preceding such dividend payment dates) as may be determined by the Board of Directors. In declaring dividends payable in shares of capital stock, the Board of Directors may in its discretion determine that fractional shares otherwise issuable upon payment of the dividend shall be disregarded and that no fractional shares shall be issued or cash or other payment made in lieu thereof.

      (c) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all assets and property remaining after discharging the debts and liabilities of the Corporation, and after paying all amounts payable upon liquidation to the holders of the Preferred Stock then outstanding, shall be distributed to the holders of the Common Stock according to their respective shares.


                                 PREFERRED STOCK

      (a) The 300,000 shares of Preferred Stock may be issued, from time to time, in one or more series, each of such series to have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated herein or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.

      (b) Authority is hereby expressly vested in and granted to the Board of Directors, subject to the provisions of this Article IV, to authorize from time to time the issuance of one or more series of Preferred Stock, and, with respect to each such series, to fix or alter from time

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to time, as to shares then unallotted, by resolution or resolutions providing for the issuance of such series, the following:

     (i) the distinct designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

     (ii) the dividend rate or rates to which shares of such series shall be entitled, the restrictions, conditions and limitations upon the payment of such dividends, whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative, and the dates on which such dividends, if declared, shall be payable;

     (iii) the manner of selecting shares for redemption, the redemption price or prices (which may vary at different redemption dates and may differ in the case of shares redeemed through the operation of any purchase, retirement or sinking fund from the case of shares otherwise redeemed), the terms and conditions on which shares may be redeemed and the effect thereof;

     (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

     (v) the obligation, if any, of the Corporation to maintain a purchase, retirement, or sinking fund for shares of such series, or to redeem shares of such series, and the provisions with respect thereto;

     (vi) the rights, if any, of the holders of shares of such series to convert such shares into shares of stock of the Corporation of any class or of any series of any class and the price or prices or the rate or rates of such conversion and the other terms, provisions and conditions of such conversion;

     (vii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation or any subsidiary of, the Common Stock, or any other class or classes of stock of the Corporation other than the Preferred Stock ranking on a parity with or senior to the shares of such series either as to dividends or upon liquidation;

     (viii) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or of any subsidiary, or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and



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     (ix) such other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Article IV.

     (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by the foregoing provisions of this Section 2 of this Article IV.

     (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors authorizing such series, and no more, payable on such dates as may be fixed in such resolution or resolutions. So long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions authorizing such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed, or otherwise acquired for value by the Corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the Corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement, or sinking fund with respect to or to redeem, shares of Preferred Stock of any series. The foregoing provisions of this paragraph (d) shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accrued dividends shall not bear interest.

     (e) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation is made to the holders of any Common Stock, the holders of the Preferred Stock of each series shall be entitled to receive the amount per share provided in the resolution or resolutions adopted by the Board of Directors authorizing such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares to the assets of the Corporation. If upon any liquidation, dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series were paid in full. Neither a statutory merger nor consolidation of the Corporation into or with any other corporation, nor a statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer, exchange or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV.



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     (f)   The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors authorizing such series.

     (g) Notice of every such redemption shall be mailed at least 30 days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of the redemption of a part only of any series of Preferred Stock at the time outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine.

     (h) If said notice of redemption shall have been given as aforesaid and if, on or before the redemption date, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, from and after the redemption date, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall not be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the redemption date and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after the redemption date, cease and terminate, excepting only the right to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall revert to the general funds of the Corporation after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the redemption price, and such shares shall still not be deemed to be outstanding.

     (i) If, on or before the redemption date, the Corporation shall deposit in trust, with a bank or trust company having a capital and surplus of at least $5,000,000, the funds necessary for the redemption of the shares of Preferred Stock so called for redemption, to be applied to the redemption of such shares, and if on or before such date the Corporation shall have given notice of redemption as aforesaid or made provision satisfactory to such bank or trust company for the timely giving thereof, then from and after the date of such deposit all shares of Preferred Stock so called for redemption shall not be deemed to be outstanding, and all rights of the holders of such shares of Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date fixed for redemption privileges of conversion or exchange, if any, not theretofore otherwise expiring. Any funds so deposited, which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit, shall be returned to the Corporation. In case the holders of shares of Preferred Stock which shall have been called for redemption shall not, within one year after the redemption date, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holders and such holders shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. Any such unclaimed amounts paid over by any such bank

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or trust company to the Corporation shall, for a period terminating six years after the date fixed for redemption, be set aside and held by the Corporation in the manner and with the same effect as if such unclaimed amounts had been set aside under the preceding paragraph (h) of this Section 2 of this Article IV.

     (j) Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or sinking fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class of shares) shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part (if the terms of such series do not prohibit such reissue) or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue.

     (k) So long as any of the Preferred Stock is outstanding, the Corporation shall not:

      (i) Without the affirmative vote or consent of the holders of at least 66-2/3% of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting, (A) create, or increase the authorized number of shares of any class or classes of stock ranking prior to the Preferred Stock, either as to dividends or upon liquidation, or (B) amend, alter or repeal any of the provisions of this Article IV so as adversely to affect the preferences, special rights or powers of the Preferred Stock;

      (ii) Without the affirmative vote or consent of the holders of at least 66-2/3% of any series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting, amend, alter or repeal any of the provisions of the resolution or resolutions providing for the issue of such series so as adversely to affect the preferences, special rights or powers of the Preferred Stock of such series; and

      (iii) Without the affirmative vote or consent of the holders of at least a majority of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting, (A) increase the authorized amount of the Preferred Stock, or (B) create, or increase the authorized number of shares of, any other class or classes of stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation.

     SECTION 3. INCREASE OR DECREASE IN AMOUNT OF AUTHORIZED SHARES. The amount of the authorized capital stock may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote or consent of the holders of a majority of the outstanding shares of Common Stock and the affirmative vote or consent of the holders of a majority of the outstanding shares of each class of capital stock increased or decreased by such amendment, given in person or by proxy, either in writing or by resolution adopted at a meeting.

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     SECTION 4.  CERTAIN DEFINITIONS.  For the purposes of this Certificate of
Incorporation, or of any certificate filed by the Corporation with the Secretary of State of Delaware (unless otherwise expressly provided in any such certificate):

     (a) The term "outstanding," when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation;

     (b) The term "holder" or "stockholder" shall mean the legal owner of shares of capital stock of the Corporation and, unless the context indicates otherwise, includes, without limitation, the legal representative of a deceased or incompetent natural person and an involuntary transferee of shares of the capital stock of the Corporation.


                                    ARTICLE V

                               BOARD OF DIRECTORS

     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation.


                                   ARTICLE VI

                     CORPORATE BOOKS; ELECTION OF DIRECTORS

     Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.


                                   ARTICLE VII

                COMPROMISE OR ARRANGEMENT BETWEEN THE CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-

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fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or upon all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                  ARTICLE VIII

                    RESERVATION OF RIGHT TO AMEND CERTIFICATE
                                OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders and directors are subject to this reservation.


                                   ARTICLE IX

                            MERGER AND CONSOLIDATION;
                           SALE OF ASSETS; DISSOLUTION

     The Corporation may (1) enter into an agreement of merger or consolidation;
(2) sell, lease or exchange all or substantially all of its property and assets; or (3) adopt a plan of complete liquidation and dissolution, as the Board of Directors deems expedient and for the best interests of the Corporation, when and as authorized by a resolution by the affirmative vote or consent of the holders of at least 66-2/3% of the Corporation's Common Stock.


                                    ARTICLE X

                      LIMITATION ON LIABILITY OF DIRECTORS

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged


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liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.























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